Exhibit 99.1

For Immediate Release

Contact:    Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Second Quarter 2019 Financial Results

•	Sales of $599 million were flat as reported and grew 2% in constant currency

•	Strong pharmaceutical growth, partially offset by softness in industrial

•	Strength in U.S. and improvement in China, partially offset by other areas

•	GAAP EPS of $2.08; non-GAAP EPS of $2.14, a 10% increase from prior year

Milford, Mass., July 30, 2019 – Waters Corporation (NYSE: WAT) today announced second quarter 2019 sales of $599 million, which were flat as reported, compared to sales of $596 million for the second quarter of 2018. Foreign currency translation negatively impacted sales growth by approximately 2% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter of 2019 increased to $2.08, compared to $1.98 for the second quarter of 2018. On a non-GAAP basis, EPS increased to $2.14, compared to $1.95 for the second quarter of 2018. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $127 million for the second quarter of 2019, compared to $101 million for the second quarter of 2018. On a non-GAAP basis, adjusted free cash flow for the second quarter of 2019 was $136 million versus $144 million for the second quarter of 2018.

For the first half of 2019, the Company’s sales were $1,113 million, a decrease of 1% as reported, compared to sales of $1,127 million for the first half of 2018. Foreign currency translation negatively impacted sales growth by approximately 2% for the first half of 2019.

On a GAAP basis, diluted EPS for the first half of 2019 increased to $3.57, compared to $3.39 for the first half of 2018. On a non-GAAP basis, EPS increased to $3.73, compared to $3.54 in the first half of 2018.

On a GAAP basis, net cash provided by operating activities was $303 million for the first half of 2019, compared to $277 million for the first half of 2018. On a non-GAAP basis, adjusted free cash flow for the first half of 2019 was $294 million versus $304 million for the first half of 2018.

“While sales in the quarter came in at the low end of our guidance range and there is more work to be done, we experienced improvements in key areas of our business, including high-single-digit growth in the U.S., growth in China, and pharmaceutical strength across all geographies,” commented Chris O’Connell, Chairman and Chief Executive Officer of Waters Corporation. “The progress we made in the second quarter is encouraging, and we remain focused on improving our performance in the back half of the year. Stabilizing end markets, as well as our accelerating cadence of new product introductions, provide us with confidence that we will be able to achieve continued improvement over the course of the year.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the second quarter of 2019, sales into the pharmaceutical market increased 3% as reported and 6% in constant currency, sales into the industrial market declined 4% as reported and 3% in constant currency, and sales into the academic and governmental markets declined 2% as reported and were flat in constant currency. For the first half of 2019, sales into the pharmaceutical market were flat as reported and grew 3% in constant currency, sales into the industrial market declined 4% as reported and 3% in constant currency, and sales into the academic and governmental markets were flat as reported and grew 2% in constant currency.

During the second quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 2% as reported and 4% in constant currency, while instrument system sales declined 1% as reported and were flat in constant currency. For the first half of 2019, recurring revenues grew 1% as reported and 4% in constant currency, while instrument system sales declined 4% as reported and 2% in constant currency.

Geographically, sales in Asia during the quarter grew 1% as reported and 3% in constant currency, sales in the Americas grew 4% as reported and 5% in constant currency (with U.S. sales growing 8%), and sales in Europe declined 5% as reported and 2% in constant currency. For the first half of 2019, sales in Asia were flat as reported and increased 3% in constant currency, sales in the Americas grew 2% as reported and 3% in constant currency (with U.S. sales growing 5%), and sales in Europe declined 8% as reported and 3% in constant currency.

Third Quarter and Fiscal Year 2019 Financial Outlook

The Company expects third quarter 2019 constant-currency sales growth in the range of 2% to 4%. As of today, currency translation is expected to decrease third quarter sales growth by approximately one percentage point. The Company also expects third quarter 2019 non-GAAP earnings per fully diluted share in the range of $2.05 to $2.15. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the third quarter.

In addition, the Company is updating its previously issued full-year guidance, and currently expects full-year 2019 constant-currency sales growth in the range of 1% to 3%, compared to the prior range of 2% to 4%. As of today, currency translation is expected to decrease full-year sales growth by approximately one to two percentage points. The Company also expects full-year 2019 non-GAAP earnings per fully diluted share in the range of $8.95 to $9.10, compared to our prior range of $9.05 to $9.25. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Conference Call

Waters Corporation will webcast its second quarter 2019 financial results conference call today, July 30, 2019 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through August 6, 2019 at midnight Eastern Time on the same website by webcast and also by phone at 402-998-0587.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 7,200 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K/A for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$599,162	$596,219	$1,113,024	$1,126,889

Costs and operating expenses:
Cost of sales	249,546	243,135	470,577	464,556
Selling and administrative expenses	133,208	136,645	267,547	267,052
Research and development expenses	36,490	35,644	71,550	70,124
Purchased intangibles amortization	2,264	1,602	4,545	3,261
Litigation settlement	—	—	—	(1,672)

Operating income	177,654	179,193	298,805	323,568

Other expense	(342)	(1,828)	(867)	(1,482)
Interest expense, net	(5,577)	(2,804)	(8,825)	(6,976)

Income from operations before income taxes	171,735	174,561	289,113	315,110

Provision for income taxes(a)	27,325	18,884	35,717	47,482

Net income	$144,410	$155,677	$253,396	$267,628

Net income per basic common share	$2.09	$2.00	$3.60	$3.42

Weighted-average number of basic common shares	68,989	77,833	70,331	78,330

Net income per diluted common share	$2.08	$1.98	$3.57	$3.39

Weighted-average number of diluted common shares and equivalents	69,494	78,438	70,904	79,041

(a)

The provision for income taxes for the six months ended June 29, 2019 included a $3 million benefit related to the finalization of tax regulations under tax reform during the first quarter of 2019. The provision for income taxes for the three and six months June 30, 2018 included a $9 million benefit and a $4 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of June 29, 2019 and June 30, 2018, respectively.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended June 29, 2019 and June 30, 2018

(In thousands)

	Three Months Ended			Current Period Currency Impact	Constant Currency Growth Rate (a)
	June 29, 2019	June 30, 2018	Percent Change
NET SALES – OPERATING SEGMENT
Waters	$531,117	$527,305	1%	$(9,645)	3%
TA	68,045	68,914	(1%)	(759)	0%

Total	$599,162	$596,219	0%	$(10,404)	2%

NET SALES – PRODUCTS & SERVICES
Instruments	$286,973	$289,740	(1%)	$(2,954)	0%
Service	211,897	207,350	2%	(4,990)	5%
Chemistry	100,292	99,129	1%	(2,460)	4%

Total Recurring	312,189	306,479	2%	(7,450)	4%

Total	$599,162	$596,219	0%	$(10,404)	2%

NET SALES – GEOGRAPHY
Asia	$238,835	$236,905	1%	$(5,000)	3%
Americas	206,775	198,126	4%	(370)	5%
Europe	153,552	161,188	(5%)	(5,034)	(2%)

Total	$599,162	$596,219	0%	$(10,404)	2%

NET SALES – MARKETS
Pharmaceutical	$350,145	$338,354	3%	$(7,542)	6%
Industrial	176,109	183,664	(4%)	(1,414)	(3%)
Academic & Governmental	72,908	74,201	(2%)	(1,448)	0%

Total	$599,162	$596,219	0%	$(10,404)	2%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Six Months Ended June 29, 2019 and June 30, 2018

(In thousands)

	Six Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	June 29, 2019	June 30, 2018
NET SALES – OPERATING SEGMENT
Waters	$991,031	$998,451	(1%)	$(23,602)	2%
TA	121,993	128,438	(5%)	(1,637)	(4%)

Total	$1,113,024	$1,126,889	(1%)	$(25,239)	1%

NET SALES – PRODUCTS & SERVICES
Instruments	$508,223	$530,147	(4%)	$(8,823)	(2%)
Service	405,256	398,903	2%	(10,838)	4%
Chemistry	199,545	197,839	1%	(5,578)	4%

Total Recurring	604,801	596,742	1%	(16,416)	4%

Total	$1,113,024	$1,126,889	(1%)	$(25,239)	1%

NET SALES – GEOGRAPHY
Asia	$439,347	$437,185	0%	$(9,197)	3%
Americas	388,643	379,836	2%	(855)	3%
Europe	285,034	309,868	(8%)	(15,187)	(3%)

Total	$1,113,024	$1,126,889	(1%)	$(25,239)	1%

NET SALES – MARKETS
Pharmaceutical	$644,657	$643,682	0%	$(18,064)	3%
Industrial	331,327	345,994	(4%)	(4,620)	(3%)
Academic & Governmental	137,040	137,213	0%	(2,555)	2%

Total	$1,113,024	$1,126,889	(1%)	$(25,239)	1%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three & Six Months Ended June 29, 2019 and June 30, 2018

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended June 29, 2019
GAAP	$135,472	$177,654	29.7%	$ (342)	$171,735	$27,325	$144,410	$2.08
Adjustments:
Purchased intangibles amortization (b)	(2,264)	2,264	0.4%	—	2,264	491	1,773	0.03
Restructuring costs and certain other items (c)	(2,725)	2,725	0.5%	—	2,725	640	2,085	0.03
Certain income tax items (d)	—	—	—	—	—	(634)	634	0.01

Adjusted Non-GAAP	$130,483	$182,643	30.5%	$(342)	$176,724	$27,822	$148,902	$2.14

Three Months Ended June 30, 2018
GAAP	$138,247	$179,193	30.1%	$(1,828)	$174,561	$18,884	$155,677	$1.98
Adjustments:
Purchased intangibles amortization (b)	(1,602)	1,602	0.3%	—	1,602	304	1,298	0.02
Restructuring costs and certain other items (c)	(1,189)	1,189	0.2%	—	1,189	260	929	0.01
Pension termination (e)	—	—	—	2,165	2,165	520	1,645	0.02
Tax reform (f)	—	—	—	—	—	8,573	(8,573)	(0.11)
Certain income tax items (d)	—	—	—	—	—	(1,993)	1,993	0.03

Adjusted Non-GAAP	$135,456	$181,984	30.5%	$337	$179,517	$26,548	$152,969	$1.95

Six Months Ended June 29, 2019
GAAP	$272,092	$298,805	26.8%	$(867)	$289,113	$35,717	$253,396	$3.57
Adjustments:
Purchased intangibles amortization (b)	(4,545)	4,545	0.4%	—	4,545	985	3,560	0.05
Restructuring costs and certain other items (c)	(12,786)	12,786	1.1%	—	12,786	3,273	9,513	0.13
Tax reform (f)	—	—	—	—	—	3,229	(3,229)	(0.05)
Certain income tax items (d)	—	—	—	—	—	(1,308)	1,308	0.02

Adjusted Non-GAAP	$254,761	$316,136	28.4%	$(867)	$306,444	$41,896	$264,548	$3.73

Six Months Ended June 30, 2018
GAAP	$268,641	$323,568	28.7%	$(1,482)	$315,110	$47,482	$267,628	$3.39
Adjustments:
Purchased intangibles amortization (b)	(3,261)	3,261	0.3%	—	3,261	506	2,755	0.03
Restructuring costs and certain other items (c)	(1,757)	1,757	0.2%	—	1,757	392	1,365	0.02
Pension termination (e)	—	—	—	2,165	2,165	520	1,645	0.02
Litigation settlement (g)	1,672	(1,672)	(0.1%)	—	(1,672)	(401)	(1,271)	(0.02)
Stock award modification (h)	(1,014)	1,014	0.1%	—	1,014	243	771	0.01
Tax reform (f)	—	—	—	—	—	(3,877)	3,877	0.05
Certain income tax items (d)	—	—	—	—	—	(2,685)	2,685	0.03

Adjusted Non-GAAP	$264,281	$327,928	29.1%	$683	$321,635	$42,180	$279,455	$3.54

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions.

(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(e)	The pension expense associated with terminating a frozen defined benefit pension plan was excluded as the Company believes these expenses are not indicative of normal operating costs.
(f)

The provision for income taxes for the six months ended June 29, 2019 included a $3 million benefit related to the finalization of tax regulations under tax reform during the first quarter of 2019. The provision for income taxes for the three and six months June 30, 2018 included a $9 million benefit and a $4 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of June 29, 2019 and June 30, 2018, respectively.

(g)	Litigation settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(h)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	June 29, 2019	December 31, 2018
Cash, cash equivalents and investments	$675,773	$1,735,224
Accounts receivable	518,520	568,316
Inventories	351,552	291,569
Property, plant and equipment, net	368,878	343,083
Intangible assets, net	244,094	246,902
Goodwill	355,890	355,614
Other assets	308,215	186,718

Total assets	$2,822,922	$3,727,426

Notes payable and debt	$1,148,689	$1,148,350
Other liabilities	1,117,988	1,011,818

Total liabilities	2,266,677	2,160,168

Total equity	556,245	1,567,258

Total liabilities and equity	$2,822,922	$3,727,426

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended June 29, 2019 and June 30, 2018

(In thousands and unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$144,410	$155,677	$253,396	$267,628
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,314	9,079	19,255	18,971
Depreciation and amortization	28,851	27,196	53,615	55,836
Change in operating assets and liabilities, net	(55,551)	(91,236)	(23,463)	(65,878)

Net cash provided by operating activities	127,024	100,716	302,803	276,557

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(39,522)	(20,839)	(65,188)	(36,831)
Investment in unaffiliated companies	(4,750)	—	(4,750)	(3,215)
Net change in investments	395,296	331,382	855,001	1,246,428

Net cash provided by investing activities	351,024	310,543	785,063	1,206,382

Cash flows from financing activities:
Net change in debt	32	(99,855)	118	(849,774)
Proceeds from stock plans	2,498	10,558	30,129	34,845
Purchases of treasury shares	(576,530)	(270,774)	(1,329,635)	(553,144)
Other cash flow from financing activities, net	2,400	(4,095)	4,654	(2,158)

Net cash used in financing activities	(571,600)	(364,166)	(1,294,734)	(1,370,231)

Effect of exchange rate changes on cash and cash equivalents	(3,420)	(21,411)	(1,414)	(12,823)

(Decrease) increase in cash and cash equivalents	(96,972)	25,682	(208,282)	99,885

Cash and cash equivalents at beginning of period	684,970	716,522	796,280	642,319

Cash and cash equivalents at end of period	$587,998	$742,204	$587,998	$742,204

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities—GAAP	$127,024	$100,716	$302,803	$276,557
Adjustments:
Additions to property, plant, equipment and software capitalization	(39,522)	(20,839)	(65,188)	(36,831)
Tax reform payments	29,109	46,700	29,109	46,700
Litigation settlement payment	—	15,400	—	15,400
Major facility renovations	19,779	1,801	27,275	1,801

Free Cash Flow—Adjusted Non-GAAP	$136,390	$143,778	$293,999	$303,627

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended September 28, 2019					Twelve Months Ended December 31, 2019
	Range					Range
Projected Sales
Projected constant-currency sales growth rate (a)	2%		-	4%		1%		-	3%
Projected currency impact	(1%	)	-	(1%	)	(2%	)	-	(1%	)

Projected sales growth rate as reported	1%		-	3%		(1%	)	-	2%

	Range					Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$2.01		-	$2.11		$8.71		-	$8.86
Adjustments:
Purchased intangibles amortization	$0.03		-	$0.03		$0.11		-	$0.11
Certain other items	$—		-	$—		$0.14		-	$0.14
Certain income tax items	$0.01		-	$0.01		$(0.01)		-	$(0.01)

Projected adjusted non-GAAP earnings per diluted share	$2.05		-	$2.15		$8.95		-	$9.10

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.